UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2023
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 regarding the Amended and Restated Portfolio Loan Facility (defined below) is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
Amended and Restated Portfolio Loan Facility
On November 3, 2021, certain of KBS Real Estate Investment Trust III, Inc.’s (“KBS REIT III”) indirect wholly owned subsidiaries (the “Amended and Restated Portfolio Loan Facility Borrowers”), entered into a two-year loan agreement with Bank of America, N.A., as administrative agent (the “Agent”); BofA Securities, Inc., Wells Fargo Securities, LLC and Capital One, National Association as joint lead arrangers and joint book runners; Wells Fargo Bank, N.A., as syndication agent; and each of the financial institutions signatory thereto as lenders (as subsequently modified and amended, the “Amended and Restated Portfolio Loan Facility”). The current lenders under the Amended and Restated Portfolio Loan Facility are Bank of America, N.A.; Wells Fargo Bank, National Association; U.S. Bank, National Association; Capital One, National Association; PNC Bank, National Association; Regions Bank; and Zions Bankcorporation, N.A., DBA California Bank & Trust (together, the “Portfolio Loan Lenders”). The Amended and Restated Portfolio Loan Facility is secured by 60 South Sixth, Preston Commons, Sterling Plaza, Towers at Emeryville, Ten Almaden and Town Center (the “Properties”).
On December 22, 2023, the Amended and Restated Portfolio Loan Facility matured without repayment. The aggregate outstanding principal balance of the Amended and Restated Portfolio Loan Facility was approximately $606.3 million as of December 22, 2023.
On December 29, 2023, KBS REIT III, through the Amended and Restated Portfolio Loan Facility Borrowers, entered into a third loan modification and extension agreement with the Agent and the Portfolio Loan Lenders (the “Third Extension Agreement”) effective as of December 22, 2023. Pursuant to the Third Extension Agreement, the Agent and Portfolio Loan Lenders agreed to extend the maturity of the facility to February 6, 2024, and that any default that may have occurred under the Amended and Restated Portfolio Loan Facility or under any related loan document by virtue of the loan not being repaid on any prior maturity date was waived.
The Third Extension Agreement provides that 100% of excess cash flow (“Excess Cash Flow”) from the Properties be deposited monthly into a cash collateral account (the “Cash Sweep Collateral Account”). Funds may not be withdrawn from the Cash Sweep Collateral Account without the prior written consent of the Agent, and upon certain events, the Agent has the right to withdraw funds from the Cash Sweep Collateral Account and apply such funds to any due and payable obligations of the Amended and Restated Portfolio Loan Facility Borrowers or to pay certain costs and expenses related to the Properties. Excess Cash Flow for any calendar month means an amount equal to (a) gross revenues of the Amended and Restated Portfolio Loan Facility Borrowers from the Properties less (b) an amount equal to (i) operating expenses of the Properties paid by the Amended and Restated Portfolio Loan Facility Borrowers as reasonably approved by the Agent, plus (ii) principal and interest paid with respect to the Amended and Restated Portfolio Loan Facility, plus (iii) a limited amount of REIT-level general and administrative expenses allocated to the Properties, plus (iv) asset management fees to KBS REIT III’s external advisor in an amount not to exceed 0.75% of the cost basis of the Properties per annum, plus (v) any required payments under any permitted interest rate swap protection agreements entered into by the Amended and Restated Portfolio Loan Facility Borrowers.
In addition, the Third Extension Agreement required that the Amended and Restated Portfolio Loan Facility Borrowers make a principal paydown on the loan in the amount of $5.0 million, and the aggregate commitment under the Amended and Restated Portfolio Loan Facility was permanently reduced by that amount. The aggregate outstanding principal balance of the Amended and Restated Portfolio Loan Facility was approximately $601.3 million after the $5.0 million principal paydown.
The Amended and Restated Portfolio Loan Facility Borrowers also agreed to pay the Portfolio Loan Lenders a non-refundable fee in the amount of $1.4 million and certain fees, commissions and costs incurred by the Agent and its counsel in connection with the Third Extension Agreement.
KBS REIT III has been and continues to be proactively and productively engaged in discussions with the Portfolio Loan Lenders regarding a potential restructure and modification of the Amended and Restated Portfolio Loan Facility that would include, among other modifications, a longer-term extension of the maturity date. KBS REIT III can give no assurance that a longer-term extension agreement will ultimately be completed.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
As previously disclosed in KBS REIT III’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2023, KBS REIT III’s indirect wholly owned subsidiary that is the borrower on the 201 Spear Street Mortgage Loan (the “Spear Street Borrower”) defaulted on such loan as a result of failure to pay in full the entire November 2023 monthly interest payment, resulting in an event of default on the loan on November 14, 2023. The 201 Spear Street property is currently valued at substantially less than the outstanding debt of $125.0 million. As of November 15, 2023, interest on the loan began to accrue at the default interest rate of the lesser of (i) the maximum rate allowed by law or (ii) 5.0% plus the greater of (a) one-month term SOFR plus 1.45% or (b) the Prime Rate as determined on the first business day of the month in which the event of default occurred and the first business day of every month thereafter. Additionally, late charges may apply in the amount of the lesser of (i) 4.0% of each late payment or (ii) the maximum amount allowed by law.
On December 29, 2023, the Spear Street Borrower and the lender of the 201 Spear Street Mortgage Loan (the “Spear Street Lender”) entered a deed-in-lieu of foreclosure transaction (the “Deed-in-Lieu Transaction”). Pursuant to the Deed-in-Lieu Transaction, the Spear Street Lender has the right to transfer title to the 201 Spear Street property to itself or its designee for up to a six-month period ending June 15, 2024. In connection with the transfer of title, the Spear Street Lender (and any buyer of the loan) agrees not to pursue the Spear Street Borrower or KBS REIT III or their respective affiliates for claims arising from the 201 Spear Street Mortgage Loan, unless certain triggering events occur before November 30, 2025. Such triggering events include, among others, bankruptcy, insolvency or other such similar proceedings. The Spear Street Lender also agrees to release the Spear Street Borrower and KBS REIT III and their respective affiliates from all liability under the 201 Spear Street Mortgage Loan other than the obligation of the Spear Street Borrower to repay the loan and other similar liabilities, with recourse solely to the collateral, provided no bankruptcy, insolvency or other similar proceedings occur with respect to the Spear Street Borrower or KBS REIT III prior to November 30, 2025. The Spear Street Lender has informed KBS REIT III that they expect to effect the transfer of title of the 201 Spear Street property to a third-party buyer of the 201 Spear Street Mortgage Loan in January 2024; however, KBS REIT III can give no assurance that the Spear Street Lender will effect the transfer of the 201 Spear Street property.
As a consequence of the event of default on the 201 Spear Street Mortgage Loan, obligations of other of KBS REIT III’s wholly owned subsidiaries that are borrowers under other outstanding indebtedness in an aggregate amount of $649.5 million may arise, increase or be accelerated pursuant to provisions under those loan documents.

Forward-Looking Statements
Certain statements included in this Current Report on Form 8-K are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of KBS REIT III and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. These include statements about KBS REIT III’s plans, strategies and prospects, and these statements are subject to known and unknown risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those contemplated by such forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and KBS REIT III undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Moreover, you should interpret many of the risks identified in this report, as well as the risks set forth below, as being heightened as a result of the continued disruptions in the financial markets impacting the U.S. commercial real estate industry, especially as it pertains to commercial office buildings. All forward-looking statements should be read in light of the risks identified in Part I, Item 1A of KBS REIT III’s Annual Report on Form 10-K for the year ended December 31, 2022 and in Part II, Item 1A of KBS REIT III’s Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission.
As a result of KBS REIT III’s upcoming loan maturities, the challenging commercial real estate lending environment, the current interest rate environment, leasing challenges in certain markets where KBS REIT III owns properties and the lack of transaction volume in the U.S. office market as well as general market instability, there is substantial doubt as to KBS REIT III’s ability to continue as a going concern for at least a year from November 14, 2023. If KBS REIT III is unable to repay, refinance or extend maturing loans, the lenders may seek to foreclose on the underlying collateral. There is no assurance that KBS REIT III will be able to satisfy, extend or refinance the maturing loans, and even if KBS REIT III does, KBS REIT III may still be adversely affected if substantial principal paydowns are required.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: January 4, 2024	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary